Exhibit 32


            CERTIFICATIONS OF PERIODIC FINANCIAL REPORT


      We, Eric W. Schrier and Michael S. Geltzeiler, of The
Reader's Digest Association, Inc., certify, pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of The Reader's Digest Association, Inc.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.


Dated:  February 3, 2006




                                         /s/ ERIC W. SCHRIER
                                             Eric W. Schrier



                                      /s/ MICHAEL S. GELTZEILER
                                          Michael S. Geltzeiler